                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              II-VI INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           [LOGO] II-VI INCORPORATED
                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056

                               ----------------

                   Notice of Annual Meeting of Shareholders
                        to be held on November 2, 2001
                               ----------------

To The Shareholders of
II-VI Incorporated:

  The Annual Meeting of Shareholders of II-VI Incorporated will be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on Friday, November 2, 2001, at 1:00 p.m., to consider and act upon the following matters:

1. The election of two (2) directors for terms to expire in 2004.

2. The ratification of the Board of Directors' selection of Deloitte & Touche LLP as auditors for the fiscal year ending June 30, 2002.

3. Approval of the II-VI Incorporated Stock Option Plan of 2001.

  The shareholders will also be asked to consider such other matters as may properly come before the meeting.

  The Board of Directors has established the close of business on Wednesday, September 12, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

  IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert D. German, Secretary

September 21, 2001

                              II-VI INCORPORATED
                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056

                                 ------------

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                               November 2, 2001

                                 ------------

  This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") scheduled to be held on Friday, November 2, 2001, at 1:00 p.m. at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044. This proxy statement was first mailed to shareholders on or about September 28, 2001. A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2001 is being furnished with this proxy statement.

  Only shareholders of record as of the close of business on Wednesday, September 12, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of 13,923,431 shares of Common Stock, no par value ("Common Stock"), each entitled to one vote per share.

  All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and FOR the other proposals described below. Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

  Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting in person or by proxy are entitled to cast generally is required for shareholder approval, including the approval of the proposed II-VI Incorporated Stock Option Plan of 2001 ("2001 Stock Option Plan") and the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2002. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director, FOR approval of the 2001 Stock Option Plan and FOR the ratification of the Board of Directors' selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2002.

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number as practicable, as determined by the Board. At present, the Board of Directors of the Company has determined that the number of directors shall be six, consisting of two directors in each of three classes.

  Two directors of Class Two are to be elected to hold office for a term of three years and until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. Any vacancy in the office of a director may be filled by the shareholders. In the absence of a shareholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

  The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The two nominees receiving the greatest number of affirmative votes will be elected as Class Two Directors whose terms expire in 2004. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

  The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Peter W. Sognefest, who has served as director of the Company since 1979, and Francis J. Kramer, who has served as director of the Company since 1989.

  The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

  The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Nominees for Class Two Directors Whose Terms Expire 2004

  Peter W. Sognefest, 60, has served as a Director of the Company since 1979. Since May 1996, Mr. Sognefest has been President and Chief Executive Officer of Xymox Technology, Inc. From March 1994 until April 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until February 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC; a wholly-owned subsidiary of Emerson Electric Company). He founded DAC in 1984 to design, manufacture and market digital appliance controls and sold DAC to Emerson Electric Company in July 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly-owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

  Francis J. Kramer, 52, has served as a Director of the Company since 1989. Mr. Kramer has been employed by the Company since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh in 1971 with a B.S. degree in Industrial Engineering and from Purdue University in 1975 with an M.S. degree in Industrial Administration.

Class Three Directors Whose Terms Expire 2002

  Carl J. Johnson, 59, a co-founder of the Company in 1971, serves as Chairman, Chief Executive Officer, and Director of the Company. He served as President of the Company from 1971 until 1985 and has been a Director since its founding and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois in 1969. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively. Dr. Johnson serves as a director of Xymox Technology, Inc., and Armstrong Laser Technology, Inc.

  Thomas E. Mistler, 59, has served as a Director of the Company since 1977. Since 1999 Mr. Mistler has been President, Chief Executive Officer and a Director of ESCO Holding Corp. and Engineered Arresting Systems Corporation. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation in Pittsburgh, Pennsylvania. From 1984 to 1998, Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation in Morristown, New Jersey, and Pittsburgh, Pennsylvania. He was located in Riyadh from 1981 to 1984 where he served as President of Westinghouse Saudi Arabia Limited. Mr. Mistler joined Westinghouse Electric Corporation in 1965 after graduating from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler is a trustee and former vice-chairman of Brothers Brother Foundation, an international charitable organization.

Class One Directors Whose Terms Expire in 2003

  Duncan A.J. Morrison, 64, has served as a Director of the Company since 1982. Mr. Morrison has been Chairman of ARRI Canada Ltd. since 2001. Previously, he was President at ARRI Canada Ltd. from 1994 to 2001. He was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada from 1990 to 1994. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison is a director of Minder Research Corporation and 5N Plus Inc. Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

  Vincent D. Mattera, Jr., 45, has served as a Director of the Company since 2000. Dr. Mattera has been Vice President, Undersea Optical Transport, Agere Systems (formerly Lucent Technologies, Microelectronics and Communications Technologies Group) since 2001. Previously, Dr. Mattera was Optoelectronic Device Manufacturing and Process Development Vice President with Lucent Technologies, Microelectronics and Communications Technologies Group from 2000 until 2001. He was Director of Optoelectronic Device Manufacturing and Development at Lucent Technologies, Microelectronics Group from 1997 to 2000. From 1995 to 1997 he served as Director, Indium Phosphide Semiconductor Laser Chip Design and Process Development with Lucent Technologies, Microelectronics Group. From 1990 to 1995 he was Department Head,

Indium Phosphide Semiconductor Laser Chip Process Development at AT&T Bell Laboratories. Dr. Mattera managed Advanced Gallium Arsenide Optoelectronic Materials Technology with AT&T Bell Laboratories from 1988 to 1990 and previously held the position of Member of Technical Staff as Project Leader of the Indium Phosphide Photodetector Materials Development at AT&T Bell Laboratories from 1984. Dr. Mattera holds B.S. and Ph.D. in Chemistry from the University of Rhode Island and Brown University, respectively, and also earned Certificates of Completion with AEA Executive Institute from Stanford University and with the Manufacturing Leadership Program from Lucent Technologies.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  The Company's Board of Directors held seven (7) meetings during the fiscal year ended June 30, 2001. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which he is a member.

  Directors who are not also employees of the Company receive a fee of $1,250 per day for attending meetings of the Board of Directors, plus reimbursement of expenses. In addition, eligible nonemployee directors may receive a grant of options to purchase shares of the Company's Common Stock at the fair market value of such Common Stock on the date of grant. Some of the Board's meetings are held over a two-day period. Members of the Audit Committee of the Board of Directors are paid $625 per meeting if held on a day other than a day on which a Board meeting is held, plus reimbursement of expenses. No additional compensation is paid to members of the Option Plan Committee, Purchase Plan Committee or Compensation Committee.

Audit Committee

  The Board has an Audit Committee of non-management directors currently consisting of Duncan A.J. Morrison, Chairman, Vincent D. Mattera, Jr. and Thomas E. Mistler. The Committee's duties, in accordance with its written Audit Committee Charter, include monitoring performance of the Company's business plan, reviewing the Company's internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee met twice in fiscal 2001.

Option Plan Committee and Purchase Plan Committee

  The Board has an Option Plan Committee and a Purchase Plan Committee to administer those plans. The duties of the Option Plan Committee include selecting from eligible employees those persons to whom options will be granted and determining the type of option, the number of shares to be included in each option, any restriction on exercise for some or all of the shares subject to the option, and the option price. The Option Plan Committee establishes the period in which each option may be exercised, either in whole or in part. The Option Plan Committee also administers the Company's Nonemployee Directors Stock Option Plan.

  The Purchase Plan Committee's duties include administering and interpreting the Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"); proscribing, amending and rescinding rules and regulations relating to the Purchase Plan; suspending the operation of the Purchase Plan; and making all other determinations necessary to the administration of the Purchase Plan, including the appointment of individuals to facilitate the day-to-day operation thereof.

  The current members of each of these committees are Peter W. Sognefest, Chairman, Vincent D. Mattera, Jr., Thomas E. Mistler and Duncan A.J. Morrison. The Option Plan Committee and the Purchase Plan Committee each met twice during fiscal 2001.

Compensation Committee

  The Board has a Compensation Committee, comprised of non-management directors, which is responsible for determining the compensation of the Company's executive officers and management. The Compensation Committee is comprised of Peter W. Sognefest, Chairman, Vincent D. Mattera, Jr., Thomas E. Mistler and Duncan A.J. Morrison. The Compensation Committee met twice in fiscal 2001.

Nominations

  The Company's By-Laws describe in full the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of and to vote at a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Company no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year's annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee (including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission). The Company does not have a standing nominating committee.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth all cash compensation paid by the Company, as well as other compensation paid or accrued, to each of its executive officers (the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended June 30, 2001, 2000 and 1999:

                          Summary Compensation Table

                                       Annual
                                    Compensation    Securities
                                  ----------------- Underlying    All Other
Name and Principal Position  Year Salary  Bonus (1)  Options   Compensation (2)
---------------------------  ---- ------  --------- ---------- ----------------
                                    ($)      ($)       (#)           ($)
Carl J. Johnson--            2001 228,000  507,000     5,000        18,000
 Chairman and Chief
  Executive Officer          2000 205,000  473,000        --        14,000
                             1999 191,000   97,000    18,000        14,000

Francis J. Kramer--          2001 209,000  392,000     5,000        17,000
 President and Chief
  Operating Officer          2000 188,000  368,000        --        14,000
                             1999 175,700   74,000    18,000        14,000

Herman E. Reedy--            2001 146,000  170,000     4,000        16,000
 Vice President and General
  Manager of Quality         2000 140,000  149,000        --        12,000
 and Engineering             1999 131,000   44,000    14,000        11,000

James Martinelli--           2001 137,000  178,000     6,000        40,000
 General Manager of Laser
  Power Corporation and      2000 127,000  145,000        --        12,000
 Chief Financial Officer of
  II-VI Incorporated         1999 115,000   44,000    14,000        11,000

Craig A. Creaturo--          2001  75,000   71,000     3,000         9,000
 Treasurer (3)

--------
(1) The amounts shown include management bonuses determined at the discretion of the Board of Directors based on the Company's performance; amounts received under the Bonus Incentive Plan and under the Management-By-Objective Plan for services rendered in the fiscal year; and bonuses deferred under the Deferred Compensation Plan. Under the Bonus Incentive Plan, each participant receives a cash bonus based on a formula percentage of the Company's profits determined annually by the Board of Directors. Partial bonus amounts are paid quarterly based on estimated Company performance, and the remainder is paid after fiscal year end and final determination of the applicable percentage by the Board of Directors. Bonus payments are pro-rated according to each participant's annual base compensation. Under the Company's Management-By-Objective Plan, a formula percentage of operating profits is determined annually by the Board of Directors and awarded to selected employees. These awards are based on graded performance of recipients measured against pre-established goals. Under the Deferred Compensation Plan, eligible participants can elect to defer a percentage of bonus compensation.

(2) Amounts shown are for premiums paid for life and disability insurance and certain relocation expenses. The amounts shown also include payments made pursuant to the Company's Profit Sharing Plan, which is qualified under
     Section 401 of the Internal Revenue Code of 1986, as amended.

(3)  Mr. Creaturo became an executive officer of the Company on July 1, 2000.

Option Plan

  The Company's Board of Directors and shareholders in 1982 adopted an Incentive Stock Option Plan which was amended and restated by the Board and approved by the shareholders in 1987 as the II-VI Incorporated Stock Option Plan of 1987, in 1990 as the II-VI Incorporated Stock Option Plan of 1990 and in 1997 as the II-VI Incorporated Stock Option Plan of 1997 (the "Option Plan"). The Option Plan is subject to a shareholder vote for amendment and restatement as the 2001 Stock Option Plan as more fully described in this proxy. The Option Plan currently provides for the issuance of up to 3,120,000 shares of the Company's Common Stock. As of June 30, 2001, approximately 230 officers and employees of the Company were eligible for consideration to receive options under the Option Plan.

  The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during fiscal 2001 and unexercised options held as of June 30, 2001:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                     Number of Securities    Value of Unexercised In-the-
                                                    Underlying Unexercised   Money Options at Fiscal Year
                                                  Options at Fiscal Year End              End
                         Shares Acquired  Value   -------------------------- -----------------------------
Name                       on Exercise   Realized Exercisable/Unexercisable  Exercisable/Unexercisable (1)
----                     --------------- -------- -------------------------- -----------------------------
                               (#)         ($)               (#)                          ($)
Carl J. Johnson.........        --          --          63,600/17,400                954,134/151,100
Francis J. Kramer.......        --          --          59,600/17,400                889,510/151,100
Herman E. Reedy.........        --          --          14,400/29,600                173,824/117,300
James Martinelli........        --          --          73,400/15,600              1,148,511/120,300
Craig A. Creaturo.......        --          --            1,800/4,200                  17,775/16,350

--------
(1) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, minus the exercise price.

  The following table sets forth information with respect to each of the Company's Named Executive Officers regarding options granted in the last fiscal year.

                       Option Grants in Last Fiscal Year

                                           Individual Grants
                         ------------------------------------------------------
                                                                                  Potential
                                                                                  Realizable
                                                                                   Value at
                                                                                Assumed Annual
                                                                                Rates of Stock
                                                                                    Price
                                                                                 Appreciation
                            Number of      % of Total                             For Option
                           Securities    Options Granted Exercise or                 Term
                           Underlying     to Employees   Base Price  Expiration --------------
Name                     Options Granted in Fiscal Year   per Share     Date      5%     10%
----                     --------------- --------------- ----------- ---------- ------ -------
                               (#)                                               ($)     ($)
Carl J. Johnson.........      5,000              2%        $16.00     8/11/10   50,000 127,000
Francis J. Kramer.......      5,000              2%        $16.00     8/11/10   50,000 127,000
Herman E. Reedy.........      4,000              2%        $16.00     8/11/10   40,000 102,000
James Martinelli........      6,000              3%        $16.00     8/11/10   60,000 152,000
Craig A. Creaturo.......      3,000              1%        $16.00     8/11/10   30,000  76,000

Employment Agreements

  Carl J. Johnson, Francis J. Kramer and Herman E. Reedy have employment agreements with the Company, terminable by either party on thirty days' prior written notice, which contain, among other matters, provisions for payment of compensation and benefits in the discretion of the Company, and agreements regarding confidentiality, non-competition and assignment of inventions. The employment agreements also provide that in the event the employee is terminated by the Company for any reason except for fraud, theft, embezzlement or any other dishonest act, the employee will continue to receive his base salary at the time of termination for up to nine months after the date of termination.

Report of the Compensation Committee and Option Committee

  The Compensation Committee has the responsibility of recommending to the Board of Directors appropriate salaries and bonuses for all executive officers and top management of the Company. The Option Committee has the responsibility of granting stock options to eligible employees including the executive officers. Both committees are comprised of all of the non-management directors of the Company.

Compensation Philosophy

 . To link the interests of executives and managers to the interests of shareholders and other potential investors.

 . To provide incentives for working toward increasing short-term and long-term shareholder value through growth-driven financial compensation.

 . To provide incentives for innovation, quality management, responsiveness to customer needs, environmental, health and safety performance and an action-oriented approach to opportunities in the marketplace.

 . To attract and retain individuals with the leadership and technical skills required to carry the Company into the future, and to grow the business.

 . To provide compensation in a manner that allows for shared risks by the executives and managers but also the potential for shared rewards.

Executive Compensation

  The Company uses a three-pronged approach to its executive compensation program: 1) base salary; 2) potential for cash or stock bonuses; and 3) incentive stock. The Company's compensation plans tie a significant portion of executive compensation to performance goals. In fact, executive officers collectively have over 30% to 50% of their compensation package "at-risk," which means it is not guaranteed but rather is received through bonuses or incentive stock based on the Company's performance. In the aggregate, 62% and 63% of the executive officer's compensation for fiscal 2001 and 2000, respectively, on average, came from at-risk incentive directly related to Company performance. During the course of each year, the Committee meets with the CEO and COO of the Company to review recommendations on changes, if any, in the base salary of each executive officer. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves such recommendations.

  Base Salary: The Company sets base salary levels for executive management each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual's performance during the past year, and equity in relationship to other executive positions within the Company.

  Cash Bonuses: The Company awards cash bonuses under a Bonus Incentive Plan which is based on a formula percentage of the Company's profits determined annually by the Board of Directors. The Company also awards bonuses under a Management-By-Objective Plan which is based on a formula percentage of operating profits, determined annually by the Board, based on achievement of certain strategic objectives integral to the annual operating plan.

  Incentive Stock: The Company has a variable compensation plan covering all employees, including executive officers, based on achievement of certain objectives. On average, once every two fiscal years the Option Committee may consider granting executive officers of the Company awards under the Option Plan. These options, which generally vest over time, are awarded to officers based on their continued contribution to the Company's achievement of financial and operating objectives. These awards are designed to align the interests of the Company's shareholders and to motivate the Company's executive officers to remain focused on the overall long-term performance of the Company.

Chief Executive Officer and Chief Operating Officer

  In setting compensation for the Chief Executive Officer and Chief Operating Officer, the Compensation Committee considers objective criteria including performance of the business, accomplishments of long-term strategic goals and the development of management. The Compensation Committee considers the Company's revenue growth and earnings to be the most important factors in determining the Chief Executive Officer's and Chief Operating Officer's compensation package. Along with the financial performance factors, the Compensation Committee also considers achievement of long-term strategic goals, including enhancing the Company's reputation among both its customer and investor bases during the year, and the market base salary of comparable positions. The base salary has normally been 70-75% of the market base salary due to the "at risk" portion of the compensation mentioned earlier.

                                          Compensation Committee and Option
                                           Committee

                                          Peter W. Sognefest, Chairman
                                          Vincent D. Mattera, Jr.
                                          Thomas E. Mistler
                                          Duncan A.J. Morrison

Report of the Audit Committee

  The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended June 30, 2001, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

  Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

  The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Auditors

  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

  The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.

Conclusion

  Based on review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

                                          Audit Committee

                                          Duncan A.J. Morrison, Chairman
                                          Vincent D. Mattera, Jr.
                                          Thomas E. Mistler

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information available to the Company as of August 11, 2001, regarding the ownership of the Company's Common Stock by (i) each of the Company's directors and nominees; (ii) each of the Company's Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

                                             Beneficial
                                            Ownership of
                                          Common Stock (1)
                                          -----------------
                                           Shares   Percent
                                          --------- -------
Carl J. Johnson (2)...................... 2,235,573  16.1%
 c/o II-VI Incorporated
 375 Saxonburg Boulevard
 Saxonburg, Pennsylvania 16056
Vincent D. Mattera, Jr. (3)..............     1,500     *
Thomas E. Mistler (3) (4)................   402,374   2.9%
Duncan A.J. Morrison (3) (5).............    53,420     *
Peter W. Sognefest (3) (6)...............    25,712     *
Francis J. Kramer (7)....................   153,986   1.1%
Herman E. Reedy (7)......................    86,282     *
James Martinelli (7) (8).................   116,348     *
Craig A. Creaturo (7)....................     2,600     *
Dimensional Fund Advisors, Inc. (10) ....   872,020   6.3%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401
All executive officers, directors and
 nominees as a group
 (nine persons) (2)-(9)...................3,077,795. 22.1%

--------
*  Less than 1%

(1) Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2) Includes 1,785,516 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 69,800 shares subject to stock options held by Dr. Johnson and exercisable within 60 days of August 11, 2000 under the Option Plan, and 135,997 shares in a charitable trust over which Dr. Johnson has shared voting and investment power. Also includes 244,260 shares held by Dr. Johnson's spouse, as to which shares he disclaims beneficial ownership.

(3) Includes 30,000 shares subject to stock options held by each of Messrs. Mistler and Morrison, 17,000 shares subject to stock options held by Mr. Sognefest, and 1,500 shares subject to stock options held by Dr. Mattera and exercisable within 60 days of August 11, 2001.

(4)  Includes 372,374 shares held in trust.

(5) Includes 1,000 shares held by Mr. Morrison's wife, as to which shares he disclaims beneficial ownership.

(6) Includes 580 shares held by Mr. Sognefest's son, as to which shares he disclaims beneficial ownership.

(7) Includes 65,800 shares, 19,200 shares, 78,600 shares and 2,400 shares subject to stock options held by Messrs. Kramer, Reedy, Martinelli, and Creaturo, respectively, and exercisable within 60 days of August 11, 2001.

(8) Includes 2,800 shares over which Mr. Martinelli has shared voting and investment power.

(9) Includes 314,300 shares subject to stock options held by executive officers, directors and nominees as a group and exercisable within 60 days of August 11, 2001.

(10) Based on its schedule 13G filed with the Securities and Exchange Commission on February 2, 2001, Dimensional Fund Advisors, Inc., a registered investment advisor ("Dimensional"), reports sole voting and dispositive power over 872,020 shares of Common Stock. Such shares are owned by various investment companies, trusts and accounts to which Dimensional provides investment advice. Dimensional disclaims beneficial ownership of such shares.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Dr. Johnson serves as a director of Xymox Technology, Inc. Mr. Sognefest is President and Chief Executive Officer of Xymox Technology, Inc., and during fiscal 2001 served as a director of the Company and Chairman of the Compensation Committee.

                               PERFORMANCE GRAPH

  The following graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total shareholder return of the companies listed in the NASDAQ Market Index and with a peer group of companies constructed by the Company (the "Peer Group"), for the period from June 30, 1996, through June 30, 2001. The Peer Group includes Coherent Inc., Excel Technology Inc., Rofin-Sinar Technologies Inc., Spectra-Physics Lasers Inc. and Electro Scientific Industries, Inc.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
      AMONG II-VI INCORPORATED, PEER GROUP INDEX AND NASDAQ MARKET INDEX

 MEASUREMENT PERIOD          II-VI         PEER GROUP     NASDAQ MARKET
(FISCAL YEAR COVERED)     INCORPORATED       INDEX            INDEX
---------------------     ------------     ----------     -------------
Measurement
PT -- 6/30/96               $100.00          $100.00           $100.00
FYE   6/30/97               $130.22          $126.53           $121.60
FYE   6/30/98               $ 88.37          $101.26           $159.67
FYE   6/30/99               $ 58.91          $108.95           $226.35
FYE   6/30/00               $299.99          $423.53           $332.74
FYE   6/30/01               $217.04          $212.97           $184.51

  The above graph represents and compares the value, through June 30, 2001, of a hypothetical investment of $100 made at the closing price on June 30, 1996, in each of (i) the Company's Common Stock, (ii) the NASDAQ Market Index and
(iii) the companies comprising the Peer Group, assuming, in each case, the reinvestment of dividends. The cumulative shareholder return through June 30, 2001 indicates that the Company has outperformed the Peer Group and the NASDAQ Market Index.

         APPROVAL OF THE II-VI INCORPORATED STOCK OPTION PLAN OF 2001

  On August 11, 2001, the Board of Directors unanimously adopted, subject to approval of the shareholders of the II-VI Incorporated Stock Option Plan of 2001 (the "2001 Stock Option Plan"). The shareholders will be asked to vote on a proposal to approve the 2001 Stock Option Plan which increases the number of authorized shares available for issuance under the Option Plan by 750,000 from 3,120,000 to 3,870,000 and provides that options may be granted until August 11, 2011. As of August 11, 2001, there remained 377,007 shares of Common Stock available for future issuance under the Option Plan.

  The 2001 Stock Option Plan authorizes the issuance of options ("Stock Options") covering up to 3,870,000 shares of Common Stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). The Board of Directors has concluded that the 2001 Stock Option Plan is necessary in order to maintain the availability of options as a vehicle for: (1) securing the advantages of incentive and the sense of proprietorship inherent in stock ownership with respect to directors, officers, key employees, consultants and independent contractors who are responsible for the Company's continued growth, development and future success; (2) rewarding past performance; and (3) assisting the Company's efforts to recruit, retain and motivate high-quality employees. Accordingly, the Board of Directors believes that adoption of the 2001 Stock Option Plan is in the best interests of the Company and its shareholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 2001 STOCK OPTION PLAN.

  The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by shareholders present in person or by proxy at the meeting is required to approve the 2001 Stock Option Plan.

                           Summary Plan Description

  The following description is not a complete statement of the 2001 Stock Option Plan and is qualified in its entirety by reference to the complete text of the 2001 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

  Administration. The 2001 Stock Option Plan is to be administered by the Board of Directors or, at its election, either by (i) a committee of the Board of Directors or (ii) with respect to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended, an officer of the Company (the "Plan Administrator"). The Plan Administrator from time to time at its discretion makes determinations with respect to the persons who shall be granted Options, as well as the amount and timing of such Options, under the 2001 Stock Option Plan.

  Eligibility. Directors, officers and key employees of the Company and its subsidiaries may be granted options to purchase shares of the Company's Common Stock in the form of incentive stock options ("Incentive Stock Options") qualified as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or other options, Nonstatutory Stock Options (as defined therein) under the 2001 Stock Option Plan. In addition, consultants and independent contractors shall be eligible for the grant of Nonstatutory Stock Options only.

  Terms of Options. The Plan Administrator, in its discretion, may grant Incentive Stock Options or Nonstatutory Stock Options, as designated in the optionee's stock option agreements, provided however, that consultants and independent contractors may be granted Nonstatutory Stock Options.

  Stock Options granted under the 2001 Stock Option Plan are not transferable other than by will or by the laws of descent and distribution. Stock Options may not have a term exceeding ten years from the date of grant. Additionally, Incentive Stock Options may not be granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "Ten Percent Shareholder") with a term exceeding five years.

  The Plan Administrator determines the exercise price for each option granted under the 2001 Stock Option Plan; provided, however, that the exercise price:
(1) in the case of either an Incentive Stock Option or a Nonstatutory Option granted to an eligible person, other than a Ten-Percent Shareholder, shall not be less than the fair market value of the shares to which the option relates on the date of grant, and (2) in the case of an Incentive Stock Option granted to an employee who is a Ten-Percent Shareholder, shall not be less than 110% of the fair market value of the shares to which the option relates on the date of grant.

  A Stock Option may be exercised upon written notice to the Company specifying the number of shares to be purchased. The exercise price of the Stock Option must be paid at the time of exercise. Such payment may be made in cash, through the delivery to the Company of shares of Common Stock outstanding with an aggregate fair market value equal to the exercise price, provided that such shares have been held at least six months, or through a combination of cash and shares.

  In the event that an optionee shall cease to be employed by the Company, all options will terminate. However, in the event that such optionee's termination was due to early, normal or late retirement, as those terms are defined in the Company's profit sharing retirement plan, the Stock Option may be exercised only within the earlier of three years after termination of employment or prior to the expiration of the option period. In the event that such optionee's termination was due to total and permanent disability, as that term is defined in Section 22(e)(3) of the Code, the Stock Option may be exercised only within the earlier of twelve months after the termination or prior to the expiration of the option period. In the event of the optionee's death, the Stock Option may be exercised only within the earlier of twelve months after the optionee's death or prior to the expiration of the option period.

  The 2001 Stock Option Plan, as amended, will continue to provide that (i) in the event that an optionee terminates his employment with the Company and commences employment with a competitor of the Company or a subsidiary of such Competitor within twelve (12) months of the exercise date of any Stock Option, and has sold the shares acquired pursuant to the exercise of any such Stock Option, such optionee shall be required to pay to the Company an amount equal to the proceeds received by such optionee on the sale of such shares less the amount paid for such shares upon exercise of such Stock Option.

  Adjustments, Amendment or Discontinuance. The 2001 Stock Option Plan provides for the adjustment of the number and price of Options and shares available for Options as a result of a subdivision or consolidation of shares, merger, stock split or the declaration of stock dividends. In addition, the Board of Directors may alter, amend, suspend or discontinue the 2001 Stock Option Plan, provided that no such action shall, without such person's consent, deprive any person of any rights previously granted under the 2001 Stock Option Plan. Except as provided for adjustment of number and price of shares, no amendment to the Plan may become effective without approval of the amendment by the shareholders if shareholder approval is required by law or considered advisable or necessary by the Board of Directors.

  Change in Control Provisions. In order to preserve the value of outstanding awards for participants in the event of a change in control of the Company (as defined in the Plan), all outstanding option awards vest and are immediately exercisable.

  Tax Aspects of the Plan. Some of the options granted under the 2001 Stock Option Plan may constitute Incentive Stock Options within the meaning of
Section 422 of the Code. Under present federal tax laws, there will be no federal income tax consequences to either the Company or an optionee upon the grant of an Incentive Stock Option, nor will an optionee's exercise of an Incentive Stock Options resulting federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon the optionee's exercise of an Incentive Stock Option, the excess of the fair market value of the Shares acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Shares acquired through an

Incentive Stock Options within one year of the Incentive Stock Options date of exercise, any gain realized upon a subsequent disposition of shares will constitute long-term capital gain to the optionee. If an optionee disposes of the Shares within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

  Certain stock options which do not constitute Incentive Stock Options ("nonstatutory options") may be granted under the Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a Nonstatutory Stock Option. However, the optionee will realize ordinary income upon the exercise of a Nonstatutory Stock Option in an amount equal to the excess of the fair market value of the shares acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such shares will constitute short- or long-term capital gain, depending on the optionee's holding period.

  The federal income tax consequences described in this section are based on laws and regulations currently in effect and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

                     RATIFICATION OF SELECTION OF AUDITORS

  Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2002. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

  Audit Fees The total fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $169,000.

  Financial Information Systems Design and Implementation Fees Deloitte did not perform any information technology services relating to financial information systems design and implementation during the fiscal year ended June 30, 2001.

  All Other Fees The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended June 30, 2001 were $143,000.

  The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

       FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

  A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission will be available after September 28, 2001. A shareholder may obtain a copy of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to Craig A. Creaturo, Treasurer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

                                 OTHER MATTERS

  The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

  The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's directors, executive officers and more than ten percent shareholders filed all reports due under Section 16(a) for the period from July 1, 2000, through June 30, 2001, with the exception of the delinquent filing of (i) reports of sale transactions on Form 4 including one each for Carl J. Johnson, Herman E. Reedy and Thomas E. Mistler, and (ii) reports detailing initial ownership on Form 3 for Vincent D. Mattera, Jr. and Craig A. Creaturo.

Shareholder Proposals

  Proposals by shareholders intended for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting of the Company expected to be held in November 2002 must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 31, 2002. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company's proxy materials for the 2002 Annual Meeting, but are intended to be presented by the shareholder from the floor, unless notice of the intent to make such proposal is received by Mr. German at the address above on or before August 14, 2002.

                                   EXHIBIT A

                              II-VI INCORPORATED
                           STOCK OPTION PLAN OF 2001

  Section 1. Amendment. Upon the effective date set forth in Section 14, the II-VI Incorporated Stock Option Plan of 1997 is hereby amended and restated as the II-VI Incorporated Stock Option Plan of 2001 (hereinafter called the "Plan"). Under the Plan, directors, officers, key employees, consultants and independent contractors of II-VI Incorporated (hereinafter called the "Company") and its subsidiaries, if any, who are responsible for its continued growth and development and future financial success of the Company may be responsible for its continued growth and development and future financial success of the Company may be granted options to purchase shares of common stock of the Company in order to secure to the Company the advantages of the incentive and sense of proprietorship inherent in stock ownership by such persons.

  Section 2. Duration. All options granted under this Plan must be granted within ten years of August 11, 2011. Any options outstanding after the expiration of such ten-year period may be exercised within the periods prescribed by Section 8.

  Section 3. Administration. The Plan shall be administered by the Board of Directors of the Company or, at the election of the Board of Directors, either by (i) a committee of the Board of Directors or (ii) with respect to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended, an officer of the Company (the "Administrator") appointed so as to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, as such rule may be amended from time-to-time, or any successor rule. In the event that the Administrator is a committee of the Board of Directors, a majority of the committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the committee shall be deemed the acts of the committee. Subject to the provisions of the Plan and to policies determined by the Board of Directors, the Administrator is authorized to adopt such rules and regulations and to take action in the administration of the Plan as it shall deem proper.

  Section 4. Eligibility. Directors, officers, key employees, consultants and independent contractors of the Company and its subsidiaries, if any (including officers and employees who are directors of the Company), who, in the opinion of the Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan. In addition, consultants and independent contractors shall be eligible for the grant of Nonstatutory Stock Options only (as hereinafter defined). The Administrator shall, in its sole discretion, from time to time, select from such eligible persons to whom options shall be granted and determine the number of shares to be included in such option. No officer or employee shall have any right to receive an option, except as the Administrator in its discretion shall determine. The terms "subsidiaries" and "parent" where used in the Plan or in any stock option agreement entered into under the Plan means a "subsidiary corporation" or a "parent corporation" respectively as defined in Section 424 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

  Section 5. Shares Subject to Plan. Inclusive of options granted under this Plan prior to amendment hereby, options may be granted pursuant to the Plan to purchase up to 3,870,000 shares of no par value common stock of the Company (subject to adjustment as provided in Section 9), which may be either authorized and unissued shares or shares held in the treasury of the Company. To the extent that options granted under the Plan (including options granted under the Plan prior to amendment hereby) shall expire or terminate without being exercised, shares covered thereby shall remain available for purposes of the Plan. Shares delivered to the Company to pay the option price or otherwise shall also remain available for purposes of the Plan.

  Section 6. Types of Options. Options granted pursuant to the Plan may be either options which are treated as incentive stock options under Section 422 of the Code (hereinafter called "Incentive Stock Options") or other options not intended to be treated as incentive stock options under Section 422 of the Code (hereinafter called

"Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options shall be granted separately hereunder. Subject to the foregoing, the Administrator shall determine, in its sole discretion, whether and to what extent options granted under the Plan shall be Incentive Stock Options or Nonstatutory Stock Options.

  Section 7. Authority of Administrator. The Administrator, in its sole discretion, may permit an optionee voluntarily to surrender for cancellation an option granted under the Plan, such surrender to be conditioned upon the granting to such optionee of a new option under the Plan for the same or a different number of shares as the option surrendered, or may require such voluntary surrender as condition precedent to the grant of a new option to such optionee. Any such new option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Administrator at the time the new option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the option surrendered to cancellation. The grant of such new option shall not be deemed an amendment of the Plan or the option surrendered. For purposes of Section 5 hereof, options granted under this Plan and subsequently surrendered for cancellation shall be deemed to have terminated without being exercised.

  Section 8. Terms of Options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the person to whom such option is granted designating the option as either an Incentive Stock Option or a Nonstatutory Stock Option and shall be subject to the following terms and conditions:

    (a) Subject to adjustment as provided in Section 9 of this Plan, the price at which each share covered by an option may be purchased shall be determined in each case by the Committee but shall not be less than the fair market value thereof at the time the option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Company (or any parent or subsidiary of the Company) and an option granted to such optionee is designated as an Incentive Stock Option, the option price shall be no less than 110% of the fair market value of the shares covered by the option on the date the option is granted.

    (b) During the lifetime of the optionee the option may be exercised only by the optionee. The option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution.

    (c) An option may be exercised in whole at any time, or in part from time to time, within such period or periods not to exceed ten years from the granting of the option as may be determined by the Administrator and set forth in the stock option agreement (such period or periods being hereinafter referred to as the "option period"), provided that all options will terminate if the optionee shall cease to be employed by the Company or any of its subsidiaries except as follows:

      (i) if the optionee shall cease to be employed by the Company or any of its subsidiaries because of early, normal or late retirement, as those terms are defined in the Company's profit sharing plan, the option may be exercised only within three years after the termination of employment and only within the option period;

      (ii) if the optionee shall cease to be employed by the Company or any of its subsidiaries because of a total and permanent disability as that term is defined in Section 22(e)(3) of the Code, the option may be exercised only within twelve months after the termination and only within the option period; and

      (iii) if the optionee shall die, the option may be exercised only within twelve months after the optionee's death and only within the option period (and only within the period set forth in subparagraph (i) hereof if such death follows a termination of employment other than for a total and permanent disability; or only within the period set forth in subparagraph (ii) hereof if such death follows a termination of employment due to a total and permanent disability as set forth in subparagraph (ii)) and only by the optionee's personal representatives or persons entitled thereto under the optionee's will or the laws of descent and distribution.

      Notwithstanding the foregoing, the Board of Directors, in its sole discretion, or the Administrator, in its sole discretion, may extend the option period of any option (i) for any period following the date of termination of employment (or cessation of service as a director) not to exceed the original option period or (ii) for an additional three years following the date of termination of employment regardless of the original option period.

    (d) The option may not be exercised for more shares (subject to adjustment as provided in Section 9) after the termination of the optionee's employment or the optionee's death than the optionee was entitled to purchase thereunder at the time of the termination of the optionee's employment or the optionee's death.

    (e) If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) and an option granted to such optionee is designated as an Incentive Stock Option, the option by its terms may not be exercisable after the expiration of five years from the date such option is granted.

    (f) The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash, (ii) by delivering to the Company shares of the common stock of the Company having an aggregate fair market value equal to the option price of such shares being purchased, provided that the optionee shall have held such shares for at least six (6) months prior to delivery to the Company, or (iii) by delivering a combination of the foregoing having an aggregate fair market value equal to the option price of such shares being purchased.

    (g) Nothing contained in the Plan or in any stock option agreement shall confer upon any optionee any right with respect to the continuance of employment by the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate his employment or change his compensation at any time.

    (h) If the optionee terminates his employment with the Company or a subsidiary for any reason, and commences employment with a Competitor of the Company or a subsidiary of such competitor within twelve months of the date the option is exercised, the optionee shall return to the Company the shares acquired pursuant to such exercise and the Company shall return the purchase price of such shares in cash or certified check within thirty days after the optionee commences such employment with a Competitor. If the optionee has sold such shares, then he agrees to pay to the Company, in cash or certified funds, an amount equal to the proceeds received by the optionee on the sale of such shares less the amount which the optionee paid for such shares on the exercise of the option. Such amount shall be paid to the Company within thirty days after the optionee commences his employment with the Competitor. For the purpose of this Plan, a "Competitor" shall mean any corporation, partnership, sole proprietorship or other entity who sells, manufactures, produces or modifies a product or products similar to, the same as or a substitute for any product or products sold by the Company or any subsidiary.

    (i) A stock option agreement may contain such other terms and conditions not inconsistent with the foregoing as the Administrator shall approve for any or all options granted hereunder, including a vesting restriction on exercise for some or all of the shares subject to the option for certain periods of time not to exceed five years.

    (j) All options shall fully vest and become exercisable upon the occurrence of a Change in Control (as defined below) whether or not such options are otherwise then exercisable under the provisions of the applicable agreements relating thereto. A "Change in Control" will be deemed to occur (i) when a person or entity acquires beneficial ownership of a majority of the voting power of the outstanding securities of the Company, (ii) if following the consummation of a merger or consolidation, the holders of the outstanding voting stock of the Company before such event hold less than a majority of the outstanding voting stock of the Company immediately following such event, or (iii) in the event of a sale of all or substantially all of the Company's assets.

Section 9. Adjustment of Number and Price of Shares.

  (a) In the event that a dividend shall be declared upon the common stock of the Company payable in shares of said stock, including any such dividend declared prior to the effective date of this amendment to the Plan, the number of shares of common stock covered by each outstanding option and the number of shares available for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

  (b) In the event that the outstanding shares of common stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares of common stock covered by each outstanding option and for the shares available for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

  (c) In the event there shall be any change, other than specified above in this Section 9, in the number or kind of outstanding shares of common stock of the Company or of any stock or other securities into which such common stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares covered by an option, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and on each outstanding stock option agreement.

  (d) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such
Section 424(a) and the regulations thereunder, as they may be amended from time to time.

  (e) No adjustment or substitution provided for in this Section 9 shall require the Company to issue or to sell a fractional share under any stock option agreement and the total adjustment or substitution with respect to each stock option agreement shall be limited accordingly.

  (f) In the case of any adjustment or substitution provided for in this
Section 9, the option price per share in each stock option agreement shall be equitably adjusted by the Board of Directors to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option may have been changed or which may have been substituted therefor.

  Section 10. Fair Market Value. In any determination of fair market value under this Plan, fair market value shall be deemed to be (i) if there quoted, the closing price on the National Market, for the no par value common stock of the Company for the date in question, or if no sales were made on that date, on the next preceding date on which sales were made, or (ii) the mean between the bid and the asked price as quoted by Nasdaq.

  Section 11. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto. Except as provided in Section 9, the Board of Directors shall submit any amendment to the Plan to the stockholders of the Company for approval only if (i) required by law, or (ii) considered advisable or necessary by the Board of Directors.

  Section 12. Compliance with Governmental Regulations.

  (a) Notwithstanding any provision of the Plan or the terms of any stock option agreement issued under the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Securities Exchange Act of 1934, if such registration shall be necessary, or before compliance by the Company of any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with all other federal and state laws and regulations and rulings thereunder.

  (b) The Company shall use its best efforts to effect such registrations (except as otherwise provided in paragraph (c) hereof) and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

  (c) The Company may, based upon advice by counsel to the Company, require an optionee to make such representations and warranties at the time of exercise of a stock option granted under the Plan as shall be necessary or convenient to cause the issuance of the shares to such optionee to be in compliance with such laws, regulations and rulings without registration.

  Section 13. Compliance with Section 162(m) of the Code. In order to comply with the provisions of Section 162(m) of the Code, no more than 10% of the shares authorized hereunder shall be covered by options granted to any employee. With respect to employees subject to Section 162(m) of the Code, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Section 162(m) of the Code. Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Administrator fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator concerned with matters relating to employees subject to section 162(m) of the Code.

  Section 14. Effective Date of Amended Plan. The Plan, as amended, is effective as of August 11, 2001, subject to approval and adoption of the amendment to the Plan by the shareholders representing a majority of the votes entitled to be cast at the 2001 Annual Meeting of Shareholders. In the event that the shareholders do not approve the Plan, as amended, the Plan as in effect prior to this amendment and restatement shall continue in effect in accordance with its terms.

                                   P R O X Y



                              II-VI INCORPORATED
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Carl J. Johnson and Thomas E. Mistler or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 12, 2001 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on November 2, 2001, and at any adjournment thereof.

               (PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)

                        ______                                         |
[X]  Please mark your   |                                              |
     votes as in this   |                                              |
     example.                                                          |_______

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1, 2 and 3

                                FOR       WITHHOLD
1. ELECTION OF DIRECTORS                  AUTHORITY
                                [_]          [_]
                                                           Nominees:
FOR, except vote withheld from the                     Peter W. Sognefest
following nominees:                                     Francis J. Kramer

__________________________________

2.  Ratification of the Board of Directors'         FOR    AGAINST    ABSTAIN
    selection of Deloitte & Touche LLP as
    auditors for the Company and its                [_]      [_]        [_]
    subsidiaries for the 2002 fiscal year.

3.  Approval of the II-VI Incorporated
    Stock Option Plan of 2001.                      [_]      [_]        [_]

Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors for the nominees listed at left hereof, for ratification of the selection of Deloitte & Touche LLP as auditors and for approval of the II-VI Incorporated Stock Option Plan of 2001. Proxies also shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

________________ Date:_______, 2001 _________________________ Date:_______, 2001
    SIGNATURE                       SIGNATURE IF HELD JOINTLY

Important: Shareholders sign here exactly as name appears hereon.